                                                                   Exhibit 10.62

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------


     THIS AGREEMENT is made as of the 26/th/ day of August, 1999 (the "Effective
                                                                       ---------
Date"), by and between WELLS CAPITAL, INC., a Georgia corporation,
----
having an address of 3885 Holcomb Bridge Road, Norcross, Georgia 30092 (hereinafter called "Buyer") and SUN-PLA, A CALIFORNIA LIMITED PARTNERSHIP,
                     -----
having an address at c/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, 29th Floor, New York, New York 10019 (hereinafter called "Seller").
                                                          ------

                                   RECITALS
                                   --------

     WHEREAS, Seller is the owner of that certain real property described on Exhibit A attached hereto, together with all rights, privileges, appurtenances,
---------
easements, licenses and other interests appurtenant thereto (such land and interests are referred to herein collectively as the "Real Property"); and
                                                      -------------

     WHEREAS, (i) certain buildings and site improvements have been constructed within the Real Property (which together with all machinery, equipment and other fixtures attached thereto owned by Seller, if any, are hereinafter collectively referred to as the "Improvements"), (ii) certain personal property (the
                    ------------
"Personal Property"), if any, is owned by Seller relating to the Real Property
 -----------------
and used in the operations of the Real Property, and (iii) certain intangible property (the "Intangible Property"), if any, is owned by Seller and used in
               -------------------
connection with the Real Property or Personal Property (the Real Property, together with the Improvements, Personal Property and Intangible Property are sometimes collectively referred to as the "Premises"); and
                                           --------

     WHEREAS, the Premises are leased to Videojet Systems International, Inc., a Delaware corporation ("Videojet") pursuant to the terms of that certain Amended
                       --------
and Restated Lease Agreement dated May 31, 1991 between Chicago Industrial 1990 II Limited Partnership, as landlord, and A.B. Dick Company ("ABD"), as tenant,
                                                             ---
as amended and/or assigned by (i) Second Amendment to Lease by and between ABD and Seller dated June 30, 1994, (ii) letter dated August 9, 1991 from Sun Life Insurance Company of America to ABD and response letter dated August 21, 1991 from ABD to Sun Life Insurance Company of America, (iii) Lease Clarification Agreement between Chicago Industrial 1990 II Limited Partnership and ABD, and
(iv) Assignment and Assumption Agreement dated as of October 31, 1997 among Seller, ABD and Videojet (collectively, the "Lease"); and
                                             -----

     WHEREAS, Seller desires to sell and Buyer desires to buy the Property, as hereinafter defined, for the price and other considerations and upon the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and respectively expressing the intention to be legally bound hereby, covenant and agree as follows:

     1.   Sale.  Subject to the terms and provisions of this Agreement,
          ----
Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and take from Seller, all of Seller's right, title and interest in and to the following (herein, the "Property"), free and clear of all liens and encumbrances, except
              --------
Permitted Exceptions (as hereinafter defined):

          A.   The Premises; and

          B. Seller's interest in the Lease and any other intangible property owned by Seller and associated with the Real Property, including, without limitation, that certain Guaranty dated October 31, 1997 relating to the Lease (the "Guaranty") executed by GEC Incorporated ("Guarantor").
      --------                                  ---------

     2.   Deposit; Purchase Price.
          -----------------------

          A. Concurrently with Buyer's execution of this Agreement, Buyer shall deposit $500,000.00 (the "Deposit") with First American Title Insurance
                                -------
Company at 228 East 45/th/ Street, New York, New York 10017-3303 (the "Escrow
                                                                       ------
Agent") by wire transfer of immediately available funds. The Deposit shall be
-----
held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

          B. The purchase price for the Property is equal to $33,100,000.00, subject to adjustment as set forth in this paragraph (the "Purchase Price").
                                                           --------------
Buyer acknowledges that the Note, as hereafter defined, provides for a prepayment premium in the event that the Note is prepaid, and Buyer acknowledges receipt of a copy of the provision in the Note outlining the amount of the prepayment premium. Buyer acknowledges that the Premises are currently encumbered by a loan (the "Existing Loan") from Providian Life and Health
                           -------------
Insurance Company ("Providian"), which Existing Loan is evidenced by a
                    ---------
Promissory Note dated as of December 17, 1991 (the "Note") in the amount
                                                    ----
$15,000,000, and secured by a Mortgage Assignment of Rents and Security Agreement dated December 17, 1991 and recorded on December 20, 1991 as Document No. R91-171525 (the "Mortgage"). At the Closing, Seller shall cause the
                     --------
principal, interest and prepayment premium (subject to Buyer"s obligation to pay portions thereof pursuant to this Paragraph 2.B) due under the Existing Loan and any other fees or expenses required to be paid to Providian under the Existing Loan to be paid in full upon receipt of the purchase price hereunder. Notwithstanding the foregoing provisions, if the prepayment premium is more than $2,000,000.00, Buyer shall be obligated to pay, as an addition to the Purchase Price, that portion of the prepayment premium which is in excess of $2,000,000.00. If the prepayment premium is less than $2,000,000.00, the Purchase Price shall be reduced by the amount by which the prepayment premium is less than $2,000,000.00. The Purchase Price shall be paid by Buyer as follows:

          (i) Buyer shall pay a portion of the Purchase Price by causing the Escrow Agent to apply all of the Deposit against the Purchase Price if and when Closing occurs; and

          (ii) Buyer shall pay the balance of the Purchase Price by wire transfer of immediately available funds through the Federal Reserve System. Any closing prorations and adjustments provided for herein (the "Adjustments") shall increase or decrease
                                      -----------
(as the case may be) the cash portion of the Purchase Price to be paid pursuant to this Paragraph (ii).

     3.   Delivery of Documents; Loan Documents.
          -------------------------------------

          A.   Buyer acknowledges receipt of copies of the following documents:

               (i)    The Lease;

               (ii)   The Guaranty;

               (iii)  The Note and the Mortgage;

               (iv) a commitment for title insurance for the Property with an effective date of February 12, 1999 issued by First American Title Insurance Company (the "Commitment"), together with copies of the documents referenced in
              ----------
Schedule B thereof;

               (v) a survey of the Property dated August 14, 1998 prepared by Jacob & Hefner Associates, P.C. (the "Survey");
                                      ------

               (vi) the title insurance policy issued by Lawyers Title Insurance Corporation on December 20, 1991;

               (vii) an environmental report dated June 5, 1991 prepared by Environmental Risk Consultants, Inc.;

               (viii) a building inspection report dated May 31, 1991 prepared by Eugene and Max Fuhrer, Architects and Engineers;

               (ix) a soils report dated June 8, 1990 prepared by Testing Service Corporation; and

               (x) Confidentiality Agreement dated October ___, 1997 by and between Sun-Pla, a California limited partnership and GEC Incorporated.

In addition, during the Diligence Period, as hereafter defined, Seller shall promptly, and in any event within five (5) business days after receipt of Buyer"s written request, deliver such other documents relating to the Property which Buyer may reasonably request, provided that the same are in Seller's possession or control.

          4.   Title Insurance and Survey.  Seller hereby agrees to deliver to
               --------------------------
Buyer, no later than five (5) business days after the Effective Date, an update to the Commitment (the "Updated Commitment") issued by First American Title
                        ------------------
Insurance Company (the "Title Company") together with clear and legible copies
                        -------------
of all documents referred to therein and not previously provided to

Buyer (the "Remaining Title Documents"). The Updated Commitment shall be in the
            -------------------------
amount of the Purchase Price, and shall commit the Title Company to issue its 1992 ALTA Owner's Policy (with extended coverage, including lien protection, but not including lien protection for the Tenant Exceptions, as hereinafter defined), insuring fee simple to the Premises in Buyer subject only to (i) current non-delinquent general real property taxes, and (ii) the matters set forth in Schedule B of the Commitment, other than the Mortgage (the "Existing
                                                                     --------
Exceptions"), and (iii) the Lease and liens for real estate taxes and other
----------
liens and encumbrances which under the terms of the Lease Videojet is obligated to cause to be paid or released (such liens being referred to herein as the "Tenant Exceptions"). If Buyer shall desire to obtain any endorsements in
 -----------------
connection with the Updated Commitment, Buyer shall be entitled to request the same from the Title Company, at Buyer"s expense. Seller shall deliver to Buyer, no later than five (5) business days after the Effective Date, an ALTA survey of the Premises prepared by a licensed surveyor in the state of Illinois (the "Updated Survey"). The Updated Survey shall be dated within six (6) months prior
 --------------
to the Effective Date and certified to Title Company, Buyer and any other entity reasonably required by Buyer, prepared in accordance with the 1997 minimum detail and classification ALTA/ASCM land title standards, including all Items of Table A thereof reasonably required by Buyer. In the event that any exceptions to title appear in the Updated Commitment other than the Existing Exceptions, the Lease and the Tenant Exceptions which are objectionable to Buyer (it being specifically understood that Buyer shall not be allowed to object to the Existing Exceptions, the Lease and the Tenant Exceptions), Buyer shall give written notice thereof to Seller no later than five (5) days after receipt of the Updated Commitment and the Updated Survey. If Seller elects, in its sole discretion, to cause the objectionable exceptions to be deleted, Seller shall have until expiration of the Diligence Period to delete such objectionable exceptions or encroachments or to cause the Title Company to insure over the same. If Seller attempts to remove the objectionable exceptions, and is unable to delete such exceptions or encroachments or to cause the Title Company to insure over the same, in a manner reasonable acceptable to Buyer, Seller shall be entitled to postpone the Closing Date for a period not to exceed sixty (60) days in order to cure such objections. If Seller is unable or unwilling to delete such exceptions or encroachments, Buyer may, either (i) waive its prior disapprovals of those matters which Seller is unable or unwilling to eliminate, in which event such disapproved matters shall be deemed approved, or (ii) terminate this Agreement, in which event the Deposit shall be returned to Buyer and thereafter this Agreement and the rights and obligations of the parties hereunder shall terminate except as otherwise expressly provided herein. If Buyer does not give notice of any objection during the initial five (5) day review period set forth above or in the event that Buyer does not terminate this Agreement pursuant to the previous sentence if Seller does not remove the objectionable exceptions, all exceptions set forth in the Commitment and all encroachments (including the Existing Exceptions, the Lease and the Tenant Exceptions) shall be deemed to be Permitted Exceptions (defined below). As used herein, "Permitted Exceptions" shall mean the Existing Exceptions, the Lease and
         --------------------
the Tenant Exceptions and any other exceptions on the Commitment and matters on the Survey which Buyer approves in writing or is deemed to have approved in accordance with the terms and provisions of this Paragraph 4. At Closing, Seller shall obtain and deliver to Buyer such assurances as Buyer may reasonably request that the Title Company is irrevocably committed and prepared to issue its ALTA owner's policy in accordance with the foregoing requirements, subject to the Permitted Exceptions (the "Title Policy"). Seller shall pay the base
                                  ------------
title insurance premiums required to obtain any owner"s title insurance policy issued in connection with the Premises. Buyer shall pay for all costs for any lender"s title insurance and for any endorsements requested by Buyer or its lender. Seller shall pay the cost of any Updated Survey. Time is of the essence with respect to the time periods set forth in this paragraph.

     5.   Inspection by Buyer.
          -------------------

          A. Subject to the provisions of this paragraph and subject to the terms and provisions of the Lease, from and after the Effective Date, Buyer and its agents and employees shall be entitled to enter upon the Property for the purpose of making inspections thereof and may conduct such tests, studies, investigations and observations and compile such information as Buyer may deem appropriate concerning the physical conditions, legal compliance, surveys, title reviews and examinations Buyer may desire of the Property and Buyer"s intended use thereof ("Feasibility Studies"). All Feasibility Studies shall be performed
              -------------------
at Buyer"s sole cost and expense. It is understood and agreed that Buyer shall have no obligation to perform any Feasibility Studies. Notwithstanding the foregoing, Buyer may only inspect the Property in the presence of an agent of Seller, at Seller"s election, which Seller agrees to provide upon at least two
(2) business days" prior written notice. Buyer acknowledges that any inspections shall be subject to the rights of Videojet under the Lease, and that such inspections may be conducted only in accordance with the terms of the Lease. Buyer shall not have any direct contact with Videojet or Guarantor or any of their agents without the physical or telephonic presence of Seller or one of Seller's agents, including without limitation U.S. Realty Advisors, LLC, and shall not discuss any proposed modifications of the Lease or Guaranty with any party. Notwithstanding the foregoing, Buyer shall be allowed to contact Videojet"s facilities manager to discuss the condition of the Property and to arrange a visit of the Property. Buyer shall also be allowed to contact Seller"s lender to discuss the prepayment premium calculation. Buyer agrees that a violation by Buyer of the agreement by Buyer not to contact Videojet, Guarantor or their agents without the physical or telephonic presence of Seller or one of Seller's agents, and not to discuss any modifications of the Lease or Guaranty, will cause substantial damage to Seller, and that the amount of such damage is difficult to determine. Buyer and Seller agree that if Buyer shall violate such agreement, Buyer shall be in default hereunder, and in such event Seller may terminate this Agreement as its sole remedy, in which event the Deposit shall be returned to Buyer. Buyer acknowledges that Videojet and/or Guarantor will require the execution of a Confidentiality Agreement in connection with the delivery of certain financial information to Buyer, and Buyer agrees to execute such agreement.

          B. Buyer shall pay when due all fees and expenses incurred in the performance of any such inspections, tests or observations and shall indemnify, defend, and save Seller and Videojet harmless from any loss from mechanic's liens, claims for nonpayment of such charges or for damages arising out of the acts or omissions of Buyer or its agents in performing such inspections, tests, or observations. The provisions of the previous sentence shall survive the termination of this Agreement. Buyer's obligation to purchase the Property pursuant to the terms of this Agreement is specifically conditioned upon Buyer's approval of the Property, in Buyer"s discretion. At any time on or prior to September 9, 1999, (the "Diligence Period"), if Buyer determines that the
                         ----------------
Property is not acceptable, Buyer shall give notice to Seller of Buyer's election to terminate this Agreement. If Buyer does not give notice of termination prior to expiration of the Diligence Period, Buyer shall be deemed to have waived such right to terminate this Agreement (time being of the essence with respect to such notice and time periods). In the event of termination within the Diligence Period for the reasons outlined in this paragraph, this Agreement shall be of no further force and effect (except as otherwise expressly provided herein) and the Deposit shall be returned to Buyer.

     6.   Closing.  The closing of the transaction contemplated hereby (the
          -------
"Closing") shall take place (either in person or by the delivery of the required
 -------
closing documents) at the office of the Title Company in New York on September 16, 1999, or such earlier or later date as may be agreed to by Buyer and Seller (the "Closing Date"). If Seller is unable to timely obtain the estoppels
      ------------
required under this Agreement, Seller may extend the Closing Date for a period required to obtain such estoppels, not to exceed thirty (30) days, by written notice to Buyer, which notice must be given no later than one (1) day prior to the scheduled Closing Date. However, Buyer may waive the requirement of such estoppels, in which event the Closing Date shall not be so extended. Also, the Closing Date may be extended as otherwise provided in this Agreement.

          7.   Representations of Seller.
               -------------------------

               A. Seller, to induce Buyer to enter into this Agreement and to purchase the Property, represents and warrants to Buyer that the following matters are true as of the date hereof:

                    (i) Seller has full power and authority to execute this Agreement and to consummate the transaction contemplated hereby, and this Agreement has been duly executed and delivered by Seller, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to applicable bankruptcy and other insolvency laws and subject to the general principles of equity);

                    (ii) The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller;

                    (iii) There is no litigation, proceeding or action pending, or to Seller"s knowledge threatened, against Seller, which would adversely affect Seller"s ability to consummate the transaction contemplated by this Agreement or, to Seller"s knowledge, would adversely affect the Property;

                    (iv) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of or be in conflict with or constitute a default, or give rise to a claim or lien against the Property under any term or provision of any agreement, security instrument or lease to which Seller is a party, or require the consent under any such agreement or of any person;

                    (v) There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceeding in bankruptcy pending, or to Seller"s knowledge threatened, against Seller;

                    (vi) Seller is not a foreign person, as such term is defined in Section 7701(a) of the Internal Revenue Code of 1986, as amended;

               (vii) To Seller"s knowledge, there is no pending or threatened condemnation of all or any part of the Property;

               (viii) Any permission, approval, joinder or consent by third parties required in order for Seller to consummate its obligations under this Agreement has been received;

               (ix) Seller has delivered to Buyer correct and complete copies of the Lease and the Guaranty;

               (x) There are no service, maintenance or other contracts (other than the Permitted Exceptions) applicable to the Premises to which Seller is a party for which Buyer will become liable upon acquisition of the Property;

               (xi) There are no agreements with Seller to pay any commissions with respect to the Lease, which agreements would be binding on the Buyer upon acquisition of the Property;

               (xii) There is no written agreement between Seller and Videojet, except as contained in the Lease or the other documents delivered to Buyer pursuant to the provisions of this Agreement;

               (xiii) To Seller"s knowledge, it has not received written notice from any governmental authority that the current operation and use of the Premises violate (A) any statutes, laws, regulations, rules, ordinances, permits, requirements or orders or decrees of any kind whatsoever now in effect (including zoning, use or building statutes, laws or ordinances and environmental protection laws, rules or regulations) or (B) any building permits or any conditions, easements, rights-of-way, agreements of record, urban renewal plans, parking agreements, covenants, restrictions of record or any other agreement affecting the Premises;

               (xiv) To Seller"s knowledge, Seller has not received any written notice or demand from any third party `to the effect that any Hazardous Substance (as defined below) has been released on the Premises in violation of applicable law. As used in this Agreement, "Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including asbestos, PCBs, petroleum products and by-products and raw materials which include hazardous constituents) or materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including the Comprehensive Environmental Response, Compensation and Liability Act or 1986, the Resource Conservation and Recovery Act and the Toxic Substances Control Act, as any of the foregoing have been previously amended;

               (xv) To Seller"s knowledge, Seller has not given or received any written notice(s) of default under the Lease or the Guaranty which have not been cured; and

               (xvi) To Seller"s knowledge, the statement of Net Cash Flow set forth on Exhibit F hereof is true and correct.
         ---------

          B. Buyer's sole remedies with respect to a violation of a representation contained in Paragraph 7.A above shall be (i) prior to the Closing, to terminate this Agreement and obtain return of the Deposit, or (ii) after the Closing, only to obtain actual damages resulting from Seller's misrepresentation or other default by Seller, and in no event after the Closing shall Buyer be allowed to obtain rescission, consequential damages or any other equitable remedy.

          C. The representations and warranties contained in this Paragraph 7 shall survive the Closing for a period of one (1) year after the Closing.

          D. As used in this Agreement, the phrase "to Seller's knowledge" or "knowledge of Seller" means the actual knowledge of David M. Ledy, Jack Genende and Jonathan Molin, without inquiry or investigation, other than a review of Seller's records.

          E. Buyer acknowledges that, except as specifically set forth above or elsewhere in this Agreement, neither Seller nor anyone acting for or on behalf of Seller has made any warranty or promise to Buyer concerning any matter whatsoever, including, without limitation, the following: the physical aspects and condition of the Property (including the existence or nonexistence of any hazardous materials); the feasibility, desirability, or convertibility of the Property into any particular use, or the projected market for, income from or expenses of the Property; or any other matter relating to the Property. Buyer acknowledges that, in entering into this Agreement, Buyer has not relied on any representation, statement, or warranty of Seller, or anyone acting for or on behalf of Seller, other than as expressly contained in this Agreement. Buyer acknowledges that it is purchasing the Property in an "AS IS" condition and state of repair, except as otherwise specifically provided in this Agreement. Buyer hereby waives, and Seller hereby disclaims, all warranties of any type or kind whatsoever with respect to the Property (except as contained in this Agreement), express or implied, including, by way of description, but not limitation, those of fitness for a particular purpose, tenantability, habitability, and use. Buyer specifically acknowledges that, as between Buyer and Seller, Buyer is assuming all risk and responsibility for the existence of hazardous materials on the Premises, and Buyer hereby releases Seller from any and all liability relating to any such hazardous materials (except for any liability which may arise as a result of a violation of the representation contained in Paragraph 7.A(xiv)). Without limiting the foregoing, Buyer acknowledges that Seller has no obligations to complete or repair, and, except as specifically set forth herein, Seller makes no representation regarding the status of, any improvements relating to the Premises, either off-site or on-site.

          8.   Covenants of Seller.  Seller covenants and agrees as follows:
               -------------------

          A. to perform all of its obligations, if any, under the Lease, the Note or the Mortgage and other documents binding on Seller and relating to the Property (the "Underlying Documents") (except to the extent that a default
               --------------------
arises solely from a default by Videojet under the Lease) arising prior to the Closing; subject to any grace or cure periods set forth therein;

          B. so long as Buyer is not in default hereunder, not to modify, extend, renew or terminate any of the Underlying Documents without prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed;

          C. except as may be required by the Underlying Documents and so long as Buyer is not in default hereunder, not to enter or grant, as the case may be, or record, any agreement, mortgage, deed of trust, lien, encumbrance, restriction, easement or other document which would encumber the Property (or any portion thereof), or amend or otherwise modify any Permitted Exception without the consent of Buyer, which consent shall not be unreasonably withheld or delayed; and

          D.   to enforce the Lease in Seller"s usual manner.

     9.   Representations of Buyer.  Buyer, to induce Seller to enter into
          ------------------------
this Agreement and to sell the Property, represents to Seller that the following matters are true as of the date hereof and shall be true as of the Closing Date:

          A. Buyer has full power and authority to execute this Agreement and to consummate the transaction contemplated hereby, and this Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy and other insolvency laws and subject to the general principles of equity);

          B. The person signing this Agreement on behalf of Buyer has been duly authorized to sign and deliver this Agreement on behalf of Buyer;

          C. There is no litigation, proceeding or action pending, or to Buyer"s knowledge, threatened against Buyer, which would adversely affect Buyer"s ability to consummate the transaction contemplated by this Agreement;

          D. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of or be in conflict with or constitute a default, or give rise to a claim or lien against the Property under any term or provision of any agreement, security instrument or lease to which Buyer is a party, or require the consent under any such agreement or of any person.

     10.  Conditions to the Obligations of Buyer.  The obligation of Buyer under
          --------------------------------------
this Agreement to purchase the Property from Seller is subject to the satisfaction of each of the conditions set forth below (any one or more of which may be waived in whole or in part by Buyer at or prior to the Closing). The failure of any of the following conditions by Seller shall not constitute a default by Seller and Buyer"s sole remedy in the event of any such failure by Seller (provided Buyer does not waive such failure) shall be to terminate this Agreement and obtain a refund of the Deposit:

          A. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of Closing in all material respects (except that if the representation contained in Paragraph 7.A(vii) becomes untrue prior to Closing, the provisions of Paragraph 14 shall control).

          B. Seller shall have delivered all of the documents required in Paragraph 12.A of this Agreement and shall have otherwise complied with all conditions required by this Agreement.

          C. Seller shall have obtained a signed estoppel certificate from Videojet in the form of Exhibit B which is attached hereto and made a part
                        ---------
hereof, and from Guarantor in the form of Exhibit H which is attached hereto and
                                          ---------
made a part hereof subject only to changes which do not materially and adversely alter the same (it being understood, however, that if Videojet refuses to include items 6 or 7 in such estoppel or if Videojet states that item 10 is untrue, or if Guarantor refuses to issue its estoppel, Buyer shall be obligated to accept such estoppels as satisfaction of the condition contained in this paragraph).

     11.  Conditions to the Obligations of Seller. The obligation of Seller
          ---------------------------------------
under this Agreement to sell the Property to Buyer is subject to the satisfaction of each of the following conditions (any one or more of which may be waived in whole or in part by Seller at or prior to the Closing):

          A. The representations of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement in all material respects.

          B. Buyer shall have delivered all of the documents and other items described in Paragraph 13 of this Agreement, shall have paid the Purchase Price and shall have otherwise performed all of its material covenants and obligations and complied with all material conditions required by this Agreement.

     12.  Provisions with Respect to Closing.
          ----------------------------------

          A.   At the Closing, Seller shall deliver to Buyer the following:

               (i) a special warranty deed for the Property duly executed by Seller substantially in the form of Exhibit C attached hereto, in proper form
                                    ---------
for recording (the "Deed");
                    ----

               (ii) a general assignment and bill of sale for the Property duly executed by Seller in the form of Exhibit D attached hereto;
                                  ---------

               (iii) an assignment and assumption of Lease duly executed by Seller in the form of Exhibit E attached hereto, in proper form for recording
                      ---------
(the "Assignment and Assumption of Lease");
      -----------------------------------

               (iv) a certificate of non-foreign status duly executed by Seller;

               (v) a letter executed by Seller to Videojet under the Lease advising Videojet of the name and address of Buyer, where and how to make future rent payments, and the transfer of the security deposit, if any (the "Letter to
                                                                      ---------
Tenant");
------

               (vi) a written confirmation executed by Seller that the representations of Seller contained in Paragraph 7.A remain true and correct as of the Closing Date (it being understood that, notwithstanding any contrary provision hereof, Buyer's sole remedy for the inability or failure of Seller to deliver such certificate shall be for Buyer to terminate this Agreement and obtain return of the Deposit, other than Paragraph 7A(vii), for which Paragraph 14 shall control);

               (vii) the estoppel certificate described in Paragraph 10.C above;

               (viii) evidence of the authority of the person or persons executing documents on behalf of Seller;

               (ix) a certificate issued by the Illinois Department of Revenue stating that no assessed, but unpaid, tax, penalties or interest are due in connection with the sale of the Premises to Buyer under Section 9.02(d) of the Illinois Income Tax Act;

               (x) affidavit to the Title Company, in the forms attached as Exhibit G; and
---------

               (xi) such other documents as are contemplated under the terms of this Agreement or as required by law.

          B. At the Closing, Buyer shall deliver to Seller the following, in form reasonably acceptable to Seller:

               (i)    the Purchase Price in the manner set forth in Paragraph 2.

               (ii) the Assignment and Assumption of Lease duly executed by Buyer;

               (iii)  the Letter to Tenant;

               (iv) evidence of the authority of the person or persons executing documents on behalf of Buyer; and

               (v) such other documents as are contemplated under the terms of this Agreement or as required by law.

          C. To Seller's knowledge (based on the reports or letters received by Seller upon its purchase of the Property), the Illinois Responsible Property Transfer Act, 765 ILCS 90/1 et seq. ("RPTA") does not require that Seller
                                      ----
deliver to Buyer Environmental Disclosure Documents for Transfer of Real Property with respect to the Premises (the "Disclosure Documents"). In the event
                                            --------------------
that Buyer's due diligence uncovers information that triggers such requirement, Buyer shall so notify Seller and Seller shall complete and deliver the required Disclosure Document to Buyer at the Closing. Buyer hereby waives (i) its right under RPTA to receive the Disclosure Documents 30 days before the Closing, and
(ii) any right under RPTA to void the transaction contemplated by this Agreement based upon matters that may be disclosed in the Disclosure Documents. Buyer understands and acknowledges that the purpose and intent of such disclosure statements is to ensure that the parties involved in certain real estate transactions are made aware of any existing environmental liabilities associated with the ownership of the subject property, as well as its past use and environmental status.

     13.  Prorations and Credits.
          ----------------------

          A. All costs relating to the Property are paid by Videojet pursuant to the terms of the Lease. Therefore, no prorations shall be made between Seller and Buyer with respect to real estate taxes and other costs relating to the Property. Net Rent (as defined in the Lease) paid or payable by Videojet under the Lease shall be adjusted and prorated on an if, as and when collected basis. Net Rent is to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the day of Closing, based upon equal monthly rent payments.

          Buyer and Seller agree to treat all Net Rent received from Videojet which is in arrears as of the Closing as applicable first to Net Rent which was owed by Videojet for the month in which the Closing occurs, and such amount shall be prorated between Seller and Buyer pursuant to the terms of this subsection 13.A. In the event that there remains any unpaid Net Rent for a period before the month in which the Closing occurs, all payments received shall be applied to sums owed to Buyer before any part thereof shall be treated as belonging to Seller. If either party shall receive any payment which belongs to the other party pursuant to the provisions of this subsection 13.A, the receiving party shall hold the same for the benefit of the party entitled to such payment and shall pay the same to such party within fifteen (15) days of such receipt.

          B. Each of Seller and Buyer shall pay their own attorneys' fees incurred in connection with this Agreement. All transfer taxes imposed on or in connection with this transaction, one-half of any escrow or closing fees charged by the Title Company, the base premium of the owner's title insurance policy, and the entire cost of the survey shall be paid by Seller. All prepayment fees and other fees, expenses and costs imposed on or in connection with the prepayment of the Existing Loan shall be paid as set forth in Paragraph 2.B. All other costs of closing, including appraisals, any reports ordered by Buyer, all mortgagee's title insurance premiums, title insurance endorsements, one-half of the escrow or closing fees and other costs of closing payable in connection with the transfer of the Premises to Buyer shall be paid by Buyer.

     14.  Casualty Loss; Eminent Domain.
          -----------------------------

          A. Except as hereafter provided, in the event that any portion of the Premises is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall provide prompt written notice thereof to Buyer at such time as Seller receives actual knowledge of such casualty, and if the amount of damage exceeds $100,000, Buyer shall have ten (10) business days from the receipt of such notice of casualty to elect to terminate this Agreement and obtain return of the Deposit by written notice delivered to Seller during such ten-day period. If necessary, the Closing Date shall be extended during such ten-day period in order to allow Buyer to make its decision regarding the casualty. In the event that Buyer fails to timely exercise its right of termination, Buyer shall be deemed to have elected to proceed to purchase the Property without reduction of the Purchase Price.

In such event, any amount payable to the lessor under the Lease shall be paid to Buyer if Buyer purchases the Property.

          B. Except as hereafter provided, in the event that any portion of the Premises is subject to a condemnation, Seller shall provide prompt notice thereof to Buyer at such time as Seller receives actual knowledge of such condemnation, and Buyer shall have ten (10) business days from the receipt of such notice of condemnation to elect to terminate this Agreement and obtain return of the Deposit by written notice delivered to Seller during such ten-day period. If necessary, the Closing Date shall be extended during such ten-day period in order to allow Buyer to make its decision regarding the condemnation. In the event that Buyer fails to time exercise its right of termination, Buyer shall be deemed to have elected to proceed to purchase the Property without reduction of the Purchase Price. In such event, any amount payable to the lessor under the Lease shall be paid to Buyer if Buyer purchases the Property.

     15.  Brokerage. Seller and Buyer each represent and warrant to each other
          ---------
that it has not dealt with any broker or other intermediary in connection with or relating to the sale and purchase which is the subject of this Agreement, except that Buyer has retained The Kemper Corporation and Gold Rock Capital, as its brokers, and Buyer shall be responsible for the payment of any fees with respect to such brokers pursuant to separate agreement between Buyer and such brokers. Each party hereby agrees to indemnify, defend and hold the other party harmless from and against any and all claims, loss or damage relating to or arising out of any breach of the foregoing representations regarding brokers.

     16.  Further Assurances. Buyer and Seller shall each execute and deliver to
          ------------------
the other such documents and instruments and take such further actions as may be reasonably necessary or required to consummate the transactions contemplated by this Agreement.

     17.  Entire Agreement. This is the entire agreement between the parties and
          ----------------
there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     18.  Survival. Except as otherwise provided herein, all agreements,
          --------
warranties and representations contained herein shall survive Closing, and shall not be deemed to have merged into the deed.

     19.  Notices. All notices, requests and other communications under this
          -------
Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, or by overnight courier, or by facsimile delivery (confirmed received by the addressee) or may be personally delivered to the following addresses:

          If intended for Seller:

                  Sun-Pla
                  1 SunAmerica Plaza
                  Century City
                  Los Angeles, California  90067
                  Attention: Alan Nussenblatt
                  Fax: (310) 772-6030

                  With a copy to:

                  BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.
                  410 Seventeenth Street, 22/nd/ Floor
                  Denver, CO 80202
                  Attn:  Ronald B. Merrill, Esq.
                  Fax: (303) 623-1956

                  With a copy to:

                  U.S. REALTY ADVISORS, LLC
                  1370 Avenue of the Americas, Suite 2900
                  New York, New York  10019
                  Attention: David M. Ledy
                  Fax: (212) 581-4950

          If intended for Buyer:

                  Wells Capital, Inc.
                  3885 Holcomb Bridge Road
                  Norcross, Georgia 30092
                  Attention: Michael C. Berndt
                  Fax: (770) 840-7224

                  With a copy to:

                  O'Callaghan & Stumm, LLP
                  127 Peachtree Street NE, Suite 1330
                  Atlanta, Georgia 30303
                  Attention: W. L. O'Callaghan, Esq.
                  Fax: (404) 522-3080

or such other address of which Seller or Buyer shall have given notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof on the date of receipt. Notices may be signed by the attorneys for the party on whose behalf the notice is sent.

     20.  Remedies.
          --------

          (a) Except as otherwise provided in this Agreement where Buyer's sole remedy is limited to the return of the Deposit, if Seller shall be in default of Seller's obligations under this Agreement prior to the Closing, Buyer shall be entitled to either terminate this Agreement and obtain return of the Deposit or to obtain specific performance, but not damages. After the Closing, Buyer shall be entitled to such remedies as are allowed at law or in equity, except that Buyer shall not be entitled to rescission or to consequential damages.

          (b) Except with respect to any indemnity provisions contained in this Agreement and except with respect to defaults occurring after the Closing (for which Seller shall be entitled to obtain damages and other appropriate remedies), if Buyer shall be in default pursuant to the provisions hereof prior to Closing, Seller's sole remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. The parties hereby confirm their agreement that the amount of paid liquidated damages is fair and reasonable under the circumstances and conditions surrounding this Agreement. After the Closing, Seller shall be entitled to such remedies as are allowed at law or in equity, except that Seller shall not be entitled to rescission or to consequential damages.

     21.  Attorney's Fees. Each of the parties will pay its own attorney's,
          ---------------
advisor's and accountant's fees. Notwithstanding the above, a party defaulting under this Agreement will pay the reasonable attorney's fees and court costs incurred by the nondefaulting party to enforce its rights regarding the default, provided that the nondefaulting party is successful in its cause of action.

     22.  Miscellaneous.
          -------------

          A. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope of intent of this Agreement or any of the provisions hereof.

          B. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

          C. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Illinois.

          D. The parties hereto acknowledge that the transfer of the Property must be reported to the Internal Revenue Service as required by Section 6045(e) of the Internal Revenue Code of 1986, as amended (the "Code"), unless Section
                                                       ----
6045(e) provides an exemption to such reporting requirement. Accordingly, on or before the Closing Date, Seller, Buyer and the Title Company shall enter into a written "designation agreement" as defined in and in accordance with Regulation
         ---------------------
Section 1.6045-4 of the Code, which designation agreement shall designate the Title Company as the "real estate reporting person" responsible for reporting the respective transfers to the Internal Revenue Service.

          E. In the event that any provision of this Agreement shall be unenforceable in whole or in part, the provision shall be limited to the extent necessary to render it valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if the provision had been incorporated herein as so limited, or as if the provision had not been included herein, as the case may be.

          F. This Agreement constitutes the complete agreement between the parties and supersedes any prior oral or written agreements between the parties regarding the Agreement. There are no verbal agreements that change this Agreement and no waiver of any of its terms will be effective unless in writing executed by the parties to this Agreement.

          G. No provision of this Agreement shall be construed by any court or other judicial authority against Seller or Buyer by reason of any such party being deemed to have drafted or structured such provision.

          H. Buyer shall not assign its rights under this Agreement without the prior written consent of Seller, provided that Buyer may assign this Agreement without Seller's consent to any "Affiliate." The term "Affiliate" shall mean any
                                 ---------
entity (including, without limitation, any corporation, partnership, limited liability corporation or partnership, joint venture, subsidiary, trust, or real estate investment trust) which controls, is controlled by, or is under common control with Buyer. If this Agreement shall be assigned to an Affiliate, then Buyer, prior to Closing and for informational purposes only, shall furnish Seller with a copy of a fully-executed assignment agreement which shall contain an assumption by the assignee of Buyer's obligations hereunder. Notwithstanding any assignment to an Affiliate, Buyer shall remain obligated under the terms of this Agreement. For purposes of this subsection I, the term "control" or "controls," and terms of similar import, shall mean the ownership of an interest in any entity or the holding of any right or power sufficient to direct, dictate, or otherwise substantially influence management, policy, direction, or decisions.

          I. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

          J. Each party hereby waives, irrevocably and unconditionally, trial by jury in any action brought on, under or by virtue of or relating in any way to this Agreement or any of the documents executed in connection herewith, the property, or any claims, defenses, rights of set-off or other actions pertaining hereto or to any of the foregoing.

          K. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

          M. The delivery of this Agreement is not intended to constitute a complete statement of, or a legally binding or enforceable offer, agreement or commitment on the part of,

Seller or Buyer with respect to the matters set forth herein. The delivery of this Agreement is not intended to legally bind the parties to consummate the transactions contemplated hereby nor to create any liability or obligation on behalf of the parties. The consummation of this Agreement is subject in all respects to the full and valid execution and delivery of the Agreement, satisfactory to each of the parties in its sole discretion.

     23.  Escrow.
          ------

          A. The Deposit shall be held in escrow by the Escrow Agent deposited in an interest-bearing account, with interest to be paid to Buyer, and disbursed in accordance with the terms of this Agreement. The parties acknowledge that the Deposit deposited with the Escrow Agent, may be ultimately disbursed by the Escrow Agent: (i) to Buyer, in the event Buyer terminates this Agreement pursuant to any right of termination contained herein, or in the event of a default hereunder by Seller; (ii) to Seller, in the event of a default by Buyer under this Agreement or if specifically required hereunder; or (iii) as a credit toward the Purchase Price for the Property, in the event the transaction contemplated herein is consummated. In the event the Buyer or Seller makes a demand for disbursement of the Deposit and interest under the conditions described in (i) or (ii) above, the party making such demand shall give written notice thereof to the Escrow Agent and the other party in the manner specified herein. Escrow Agent shall disburse the Deposit and interest thereon to the party making such demand unless contrary instructions are received from the other party within ten (10) business days of its receipt of the original notice. In the event such contrary instructions are received, Escrow Agent may, at its option, continue to hold the Deposit and interest thereon until such time as the Buyer and Seller resolve their dispute and issue joint written instructions relative to the disbursement of the Deposit, or deposit said Deposit and interest thereon with a court of competent jurisdiction and thereupon be relieved from all further obligations with respect to such Deposit. Further, Buyer and Seller agree that if the Escrow Agent exercises its option to interplead the Deposit into court, any and all costs to the Escrow Agent in so doing shall be assessed against the non-prevailing party in such litigation. In the event the Buyer and Seller desire the Deposit be disbursed pursuant to (iii) above, Buyer and Seller shall issue joint written instructions to Escrow Agent specifying the manner in which the funds are to be transferred, and any other information reasonably requested by Escrow Agent.

          B. The parties acknowledge and agree that the functions of Escrow Agent under this Agreement are as a stakeholder only. Escrow Agent shall have no liability to either party for its actions or inaction hereunder (regardless of whether such action or inaction constitutes negligence) unless such action was taken in, or such inaction resulted from, bad faith. In no event, however, shall Escrow Agent have any liability hereunder for any amount in excess of the Deposit. In no event shall the Escrow Agent be responsible for obtaining any given rate of interest with respect to the Deposit. Escrow Agent shall not be bound by any modification of this Agreement or of any agreement incorporated by reference herein, unless there shall have been delivered to Escrow Agent a written modification signed by both Seller and Buyer. No such modification shall, without the consent of Escrow Agent, modify any of the provisions of this Agreement relating to the rights, obligations or duties of Escrow Agent.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SELLER:
                                  ------

                                  SUN-PLA, A CALIFORNIA LIMITED
                                  PARTNERSHIP

                                  By: Sun-Pla, Inc., a California corporation,
                                      General Partner

                                      By:
                                             Title:

                                  BUYER:
                                  -----

                                  WELLS CAPITAL, INC., a Georgia corporation

                                  By: /s/ Leo F. Wells, III
                                      ------------------------------------------
                                      Title: President

EXHIBITS
--------

Exhibit A - Legal Description of the Property

Exhibit B - Form of Tenant Estoppel

Exhibit C - Form of Limited Warranty Deed

Exhibit D - Form of Bill of Sale

Exhibit E - Form of Assignment and Assumption of Lease

Exhibit F - Statement of Net Cash Flow

Exhibit G - Title Company Affidavits

Exhibit H - Form of Guarantor Estoppel

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PROPERTY
                         -----------------------------

                                       1